Rule 424(b)(2)
                                                  Registration No. 333-75723


PRICING SUPPLEMENT NO. 39 dated January 10, 2001
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                         LEHMAN BROTHERS HOLDINGS INC.
                          Medium-Term Notes, Series F
                Due Nine Months or More From the Date of Issue
                            (Floating Rate Coupon)

Cusip No.:                      52517PRP8

Principal Amount:               $100,000,000.00

Net Proceeds:                   $99,750,000.00

Price to Public:                100.0%

Agent's Commission:             .25%

Original Issue Date:            01/16/01

Interest Index:                 3 month LIBOR, telerate p. 3750

Spread:                         0.32%

Initial Interest Rate:          Interest index posted on 01/10/01, plus spread

Interest Payment Period:        Quarterly on the 16th

Interest Reset Dates:           Same as interest payment dates

Interest
Determination Dates:            Two New York business days prior to each
                                Interest Reset Date

Interest Payment Dates:         Quarterly on the 12th, commencing on 03/12/01,
                                subject to modified business day
                                convention

Maturity Date:                  01/16/03

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/John Buckley
Name: John Buckley
Title: Authorized Signatory